Exhibit 23(a)1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-78617, 33-54415, 33-58371, 33-60427, 333-44127, 333-118061, 333-166709, 333-174704, 333-174707, 333-204618, 333-208173, and 333-212783 on Form S-8 and Registration Statement Nos. 333-202410 and 333-202413 on Form S-3 of our reports dated February 21, 2017, relating to the consolidated financial statements and consolidated financial statement schedule of The Southern Company and Subsidiary Companies (which expresses an unqualified opinion and includes an explanatory paragraph regarding uncertainty relating to the rate recovery process with the Mississippi Public Service Commission regarding recovery of the Kemper Integrated Coal Gasification Combined Cycle), and the effectiveness of The Southern Company and Subsidiary Companies' internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Southern Company for the year ended December 31, 2016.

/s/Deloitte & Touche LLP
Atlanta, Georgia
February 21, 2017